Registration No. 333-30254
Registration No. 333-30408
Registration No. 333-34860
Registration No. 333-109897
Registration No. 333-112498
Registration No. 333-119103
Registration No. 333-121501
Registration No. 333-128348
Registration No. 333-135789
Registration No. 333-140020

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-30254
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-30408
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-34860
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-109897
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-112498
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-119103
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-121501
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-128348
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-135789
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-140020
Under The Securities Act of 1933

VERTICALNET, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	23-2815834 (I.R.S. Employer Identification No.)

400 Chester Field Parkway Malvern, Pennsylvania (Address of Principal Executive Offices)	19355 (Zip Code)

Christopher G. Kuhn
Vice-President & General Counsel
VerticalNet, Inc.
400 Chester Field Parkway,
Malvern, Pennsylvania 19355
(Name and Address of Agent for Service)
(610) 240-0600
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Daniel P. Raglan, Esq.
Greenberg Traurig, LLP
200 Park Avenue,
New York, New York 10166
(212) 801-9200

TERMINATION OF REGISTRATION
     These Post-Effective Amendments (the “Amendments”), filed by VerticalNet, Inc. (the “Company”), deregister all shares of the Company’s Common Stock, $0.01 par value per share, that had been registered for issuance under the following Registration Statements on Form S-3 (the “Registration Statements”):
•	File No. 333-30254, which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on April 7, 2000;

•	File No. 333-30408, which was filed with the SEC and became effective on April 6, 2000;

•	File No. 333-34860, which was filed with the SEC and became effective on May 8, 2000;

•	File No. 333-109897, which was filed with the SEC and became effective on December 11, 2003;

•	File No. 333-112498, which was filed with the SEC and became effective on February 12, 2004;

•	File No. 333-119103, which was filed with the SEC and became effective on October 1, 2004;

•	File No. 333-121501, which was filed with the SEC and became effective on January 5, 2005;

•	File No. 333-128348, which was filed with the SEC and became effective on October 7, 2005;

•	File No. 333-135789, which was filed with the SEC and became effective on September 20, 2006; and

•	File No. 333-140020, which was filed with the SEC and became effective on February 13, 2007.
     On January 25, 2008, pursuant to the Agreement and Plan of Merger, dated as of October 25, 2007, among the Company, Bravo Solution S.p.A., a corporation organized under the laws of the Republic of Italy (“Parent”) and Bravo Solution U.S.A., Inc., a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company being the surviving entity and becoming controlled by Parent. As a result, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements, the Company hereby removes from registration all securities under the Registration Statements which remained unsold as of the effective time of the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on January 25, 2008.

VERTICALNET, INC.
By:	/s/ Christopher G. Kuhn
Christopher G. Kuhn,
Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments No. 1 to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/Nathanael V. Lentz Nathanael V. Lentz	President, Chief Executive Officer (Principal Executive Officer)	January 25 2007
/s/ Jonathan T. Cohen Jonathan T. Cohen	Vice President and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	January 25, 2007
/s/ Christopher G. Kuhn Christopher G. Kuhn	Vice President and General Counsel	January 25, 2007
/s/ Antonino Pisana Antonino Pisana	Director	January 25, 2007
/s/ Nader Sabbaghian Nader Sabbaghian	Director	January 25, 2007
/s/ Federico Vitaletti Federico Vitaletti	Director	January 25, 2007